EXHIBIT 99.1

FDA Modifies Partial Clinical Hold on Tekmira's TKM-Ebola IND to Allow Multiple Dosing of Healthy Volunteers

Multiple Dosing Cohort of the Phase I Clinical Study of TKM-Ebola Expected to be Initiated in Q2

VANCOUVER, British Columbia, April 10, 2015 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR), an industry-leading therapeutic solutions company focused on developing a cure for chronic hepatitis B virus infection (HBV), announced today that the U.S. Food and Drug Administration (FDA) has notified the Company that the partial clinical hold on the company's Investigational New Drug application (IND) for TKM-Ebola has been modified to permit repeat dosing of healthy volunteers at a dose of 0.24 mg/kg/day. The IND remains on partial clinical hold with regard to doses above 0.24 mg/kg/day in healthy volunteers.

Tekmira plans to resume the TKM-Ebola Phase I clinical trial in the coming weeks. The study is a randomized, single-blind, placebo-controlled study involving repeat dosing of a single cohort of healthy volunteers. Each subject will receive daily doses of 0.24mg/kg of TKM-Ebola or placebo for up to seven days. TKM-Ebola will be administered without steroid pre-medication. Results from the study are expected in the second half of 2015.

In July 2014, the Company received notice from the FDA placing the TKM-Ebola IND on clinical hold until additional information was provided and the multiple ascending dose portion of the trial protocol was modified to ensure the safety of healthy volunteers. The clinical hold was subsequently modified in August to a partial clinical hold to permit the administration of TKM-Ebola to patients with a suspected or confirmed Ebola virus infection.

About TKM-Ebola, an Anti-Ebola RNAi Therapeutic

TKM-Ebola, an anti-Ebola virus RNAi therapeutic, is being developed under a $140 million contract with the U.S. Department of Defense's Medical Countermeasure Systems BioDefense Therapeutics (JPM-MCS-BDTX) Joint Product Management Office. Earlier preclinical studies were published in the medical journal The Lancet and demonstrated that when siRNA targeting the Ebola virus and delivered by Tekmira's LNP technology were used to treat previously infected non-human primates, the result was 100 percent protection from an otherwise lethal dose of Zaire Ebola virus (Geisbert et al., The Lancet, Vol 375, May 29, 2010). In March 2014, Tekmira was granted a Fast Track designation from the U.S. Food and Drug Administration for the development of TKM-Ebola.

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi trigger molecules often require delivery technology to be effective as therapeutics. Tekmira believes its LNP technology represents the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers. Tekmira's LNP platform is being utilized in multiple clinical trials in various disease areas by Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates RNAi triggers with high efficiency in uniform lipid nanoparticles that are effective in delivering these therapeutic compounds to disease sites. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple regulatory agencies for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Joint Project Manager Medical Countermeasure Systems BioDefense Therapeutics (JPM-MCS-BDTX)

Tekmira's Ebola program is being conducted under a $140M contract with the U.S. Department of Defense (DoD) Joint Project Manager Medical Countermeasure Systems BioDefense Therapeutics (JPM-MCS-BDTX). JPM-MCS-BDTX, a component of the Joint Program Executive Office for Chemical and Biological Defense, aims to provide U.S. military forces and the nation with safe, effective, and innovative medical solutions to counter chemical, biological, radiological, and nuclear threats. JPM-MCS facilitates the advanced development and acquisition of medical countermeasures and systems to enhance biodefense response capability. For more information, visit www.jpeocbd.osd.mil.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection (HBV). Our strategy is to target the three pillars necessary to develop a curative regimen for HBV, including suppressing HBV replication within liver cells, stimulating and reactivating the body's immune system so that it can mount an effective defense against the virus and, most importantly, eliminating the reservoir of viral genomic material known as covalently closed circular DNA, or cccDNA, that is the source of HBV persistence. Our portfolio of assets includes eight drug candidates for use in combination to develop a cure for HBV, and includes our product TKM-HBV currently in Phase 1 clinical studies.

We also have a pipeline of non-HBV assets in oncology, anti-viral and metabolic therapeutics that leverage our expertise in RNA interference (RNAi) therapeutics and leading Lipid Nanoparticle (LNP) technology. RNAi and LNP technology have the potential to generate new therapeutics that take advantage of the body's own natural processes to silence disease causing genes, or more specifically, to eliminate specific gene-products, from the cell. We intend to maximize the value of our non-HBV assets in the clinic, namely: TKM-PLK1 for advanced gastrointestinal neuroendocrine tumors, adrenocortical carcinoma and hepatocellular carcinoma; and TKM-Ebola, and TKM-Ebola-Guinea for ebola virus disease; as well as our preclinical programs in metabolic disorders and filoviruses.

Tekmira is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.tekmira.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements in this press release include statements about resuming the TKM-Ebola Phase I clinical trial in the coming weeks, the dosage each subject will receive, and the expectation of results from the study in the second half of 2015; Tekmira's LNP technology being the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers; Tekmira's strategy for discovering, developing and commercializing a cure for HBV; and Tekmira's intent to maximize the value of their non-HBV assets.

With respect to the forward-looking statements contained in this press release, Tekmira has made numerous assumptions regarding, among other things: the continued approval of the FDA; the suitability of planned dosage; and continued economic and market stability. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the FDA may further modify the partial clinical hold on the company's Investigational New Drug application (IND) for TKM-Ebola, or place a full hold; the planned TKM-Ebola dosage may prove inappropriate; other organizations may have made advancements in RNAi delivery technology that Tekmira is not aware of; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; and economic and capital market conditions may worsen.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Contact Information

         Investors
         Adam Cutler
         Senior Vice President, Corporate Affairs
         Phone: 604.456.5979
         Email: acutler@tekmira.com

         Julie P Rezler
         Director, Investor Relations and Corporate Communications
         Phone: 604.419.3235
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to media@tekmira.com